UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Dycom Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Banyan Blvd., Suite 1101

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Report”), initially filed by Dycom Industries, Inc. (“Dycom”) with the Securities and Exchange Commission on November 19, 2025. Following the submission of the Original Report, Dycom discovered that an incorrect item number was inadvertently tagged in the submission header (Item 3.02 should have been tagged instead of Item 3.01). This Amendment is being filed for the sole purpose of correcting the item tag in the submission header. No other modifications have been made to the Original Report (other than hyperlinking to Exhibits 2.1 and 99.1 filed or furnished, as applicable, with the Original Report), and for ease of reference, this Amendment restates in its entirety the Original Report.

Item 1.01.	Entry into a Material Definitive Agreement

On November 18, 2025, Dycom Industries, Inc., a Florida corporation (the “Dycom”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Project Eastern Shore, LLC, a Maryland limited liability company (the “Seller”), and Power Solutions, LLC, a Maryland limited liability company (“Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, Dycom will acquire from the Seller all of the outstanding units of the Company (the “Transaction”).

The base price for the Transaction is $1,950,000,000, which will be subject to customary closing and post-closing adjustments (collectively, the “Purchase Price”). The consideration will be payable as a mix of Dycom common stock, par value $0.33 1/3 per share (“Dycom Common Stock”) and cash. The consideration to be paid at the closing of the Transaction (the “Closing”) will be payable as (a) 1,011,069 shares of Dycom Common Stock, which value is equal $292,500,000 (15% of the base price and valued with a 10-day volume weighted average price of Dycom Common Stock prior to the signing of the Purchase Agreement) and (b) an amount in cash equal to the Purchase Price minus the stock consideration value, minus the purchase price adjustment escrow. The Purchase Price is subject to post-Closing adjustment based on the final determination of cash, debt, net working capital, and unpaid transaction expenses as of the Closing. An escrow amount will be established at Closing to be utilized in connection with post-Closing purchase price adjustment. The post-Closing Purchase Price adjustment will only be settled in cash and not Dycom Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants. The Seller and Company have agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrain from taking certain actions without Dycom’s consent. The parties have each agreed to use their respective reasonable best efforts to consummate the Transaction, including to obtain required regulatory approvals and certain consents.

The Closing is subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including, among others, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of legal restraints enjoining the Transaction, the accuracy of representations and warranties, compliance with covenants, receipt of required third-party consents and Closing deliverables, and no occurrence of a Company Material Adverse Effect (as defined in the Purchase Agreement). Dycom is not obligated to consummate the Closing prior to December 22, 2025, and the Purchase Agreement contains customary termination rights, including an outside date of May 18, 2026 and the termination upon the occurrence of certain other specified events.

The shares of Dycom Common Stock to be issued as part of the consideration will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to transfer restrictions and bear an appropriate restrictive legend. Dycom intends to issue such shares in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been filed with this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Dycom or the Company or any other party to the Purchase Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Dycom’s public disclosures.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On November 19, 2025, Dycom issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with its entry into the Purchase Agreement, on November 18, 2025, Dycom entered into a debt commitment letter and related fee letter with Bank of America, N.A., BOFA Securities, Inc. and Goldman Sachs Bank USA (collectively, the “Commitment Parties”), pursuant to which certain of the Commitment Parties have committed to provide (i) a $1,000 million senior secured term loan A facility (the “Term Loan A Facility”), (ii) a $700 million 364 day senior secured bridge loan facility (the “Bridge Facility” and, together with the Term Loan A Facility, the “Acquisition Facilities”) and (iii) a $445 million senior secured term loan A backstop facility (the “Backstop Facility”), in each case, subject to customary conditions as set forth therein. The net proceeds of (i) the Backstop Facility will be used to refinance existing indebtedness of Dycom in order to permit the incurrence of the Acquisition Facilities and the consummation of the Transaction and (ii) the Acquisition Facilities will be used to pay a portion of the costs associated with the transactions contemplated under the Purchase Agreement, including the repayment of certain existing indebtedness of the Company and any related fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†	Unit Purchase Agreement, dated November 18, 2025, by and between Dycom Industries, Inc., Project Eastern Shore, LLC, and Power Solutions, LLC

99.1	Press Release, dated November 19, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

†

Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. Dycom hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission (the “SEC”); provided, however, that Dycom may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those related to the proposed transaction by Dycom of Power Solutions, statements about the potential benefits of the proposed transaction, and the anticipated timing of closing of the proposed transaction. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in Dycom’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies or changes to tax laws, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of Dycom’s insurance and other reserves and allowances for credit losses, whether the carrying value of Dycom’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of Dycom’s projects, the impact to Dycom’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving Dycom, potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters, the adequacy of our liquidity, the availability of financing to address our financials needs, Dycom’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by Dycom’s credit agreement, and other risks and uncertainties detailed from time to time in Dycom’s filings with the Securities and Exchange Commission. Risks and uncertainties relating to the Power Solutions transaction include, but are not limited to, risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted following announcement of the proposed transaction; failure to retain key management and employees of Power Solutions; unfavorable reaction to the proposed transaction by customers, competitors, suppliers and employees; risks that the proposed transaction disrupts current plans and operations of Dycom and Power Solutions; the ability to identify and recognize the anticipated benefits of the proposed transaction, expectations and synergies; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the ability of Dycom and Power Solutions to successfully integrate their businesses and related operations. Forward-looking statements speak only as of the date they are made, and Dycom does not undertake any obligation to update its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	DYCOM INDUSTRIES, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Senior Vice President, General Counsel and
Corporate Secretary